Exhibit 10.11

LIMITED LIABILITY COMPANY AGREEMENT
OF
ENVIRONMENTAL ALTERNATIVE FUELS, LLC

This LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) dated as of May 3rd, 2012 of Environmental Alternative Fuels, LLC, a Delaware limited liability company (the “Company”), is by and among the Members (as herein defined).

WHEREAS, the Members wish to form a limited liability company pursuant to the Delaware Limited Liability Company Act, Delaware Code, Title 6, Sections 18-101, et seq., as amended from time to time (the “Delaware Act”), by having the Certificate of Formation of the Company, as amended (the “Certificate of Formation”) filed with the Secretary of State of the State of Delaware and entering into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and other good and valuable consideration, the Members hereby agree as follows:

ARTICLE I
Definitions

1.1.      Definitions. The following terms used in this Agreement shall have the following meanings (unless otherwise expressly provided in this Agreement):

“Affiliate” shall mean any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person.

“Capital Account” means the capital account maintained for a Member.

“Capital Contribution” means any contribution to the capital of the Company in cash or property by a Member, whenever made. The Capital Contributions, if any, shall be set forth on Schedule A hereto, as updated or amended from time to time.

“Certificate” means the Certificate of Formation (as herein defined), as such Certificate of Formation may be amended, supplemented or restated from time to time.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Cuzick” means Danny Cuzick.

“Delaware Act” means the Delaware Limited Liability Company Act, as the same may be amended from time to time.

“Fiscal Year” means the Company’s Taxable Year.

“GCL” means the General Corporation Law of the State of Delaware, as the same may be amended from time to time.

“Member Unit” means a Unit having the rights and obligations specified with respect to a “Member Unit” in this Agreement.

“Majority in Voting Interest” means, at any time, a Member or Members which own at least 75% of the votes of all of the Voting Units outstanding at such time.

“Managing Member(s)” has the meaning set forth in Section 3.1.

“Member” means each Person identified on the Members Schedule as of the date hereof who is a party to or is otherwise bound by this Agreement and each Person who may hereafter be admitted as a Member in accordance with the terms of this Agreement. The Members shall constitute the “members” (as that term is defined in the Delaware Act) of the Company.

“Membership Interest” means the interest acquired by a Member in the Company to which such Member may be entitled as provided in this Agreement or the Delaware Act.

“Person” means any individual, corporation, partnership, limited liability company, trust, joint venture, governmental entity or other unincorporated entity, association or group.

“

Tax Matters Partner” has the meaning set forth in Code Section 6231.

“Taxable Year” means the Company’s taxable year ending on December 31 (or part thereof in the case of the Company’s first and last taxable year), or such other year as is (i) required by Code Section 706 or (ii) determined by the Managing Member(s) (if no year is so required by Code Section 706).

“Transfer” means any direct or indirect sale, transfer, pledge or other disposition or encumbrance.

“Treasury Regulations” means the final or temporary regulations that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code, and any successor regulations.

“Unit” means a unit representing a fractional part of the Membership Interests of all of the Unitholders and shall include all types and classes and/or series of Units.

“Unitholder” means with respect to any Unit, the record holder thereof as evidenced on the Members Schedule.

“Voting Units” means the Member Units.

1.2.      Other Definitional Provisions. Capitalized terms used in this Agreement that are not defined in this Article I have the meanings specified elsewhere in this Agreement. Defined terms used in this Agreement in the singular shall import the plural and vice versa.

ARTICLE II
Organization of the Company

2.1.       Formation.

(a)       The Certificate of Formation was prepared, executed and filed with the Secretary of State of the State of Delaware on March 28, 2012 under the name “Clean-n-Green Alternative Fuels, LLC,” by Christopher J. Hagan, as an “authorized person” for such purpose within the meaning of the Delaware Act, all of which is hereby authorized and ratified in all respects. The Certificate of Formation was amended on May 1, 2012 to change the Company’s name to “Environmental Alternative Fuels, LLC.” This Agreement shall constitute the “limited liability company agreement” (as that term is used in the Delaware Act) of the Company. The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Delaware Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Delaware Act, control.

(b)       Any officer of the Company as an “authorized person” within the meaning of the Delaware Act, is hereby authorized, at any time that the applicable Member(s) have approved an amendment to the Certificate in accordance with the terms hereof, to promptly execute, deliver and file such amendment in accordance with the Delaware Act.

(c)        It is intended that the Company be treated as a partnership for federal, state and local income tax purposes. Each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment, and no Member shall take any action inconsistent with such treatment. The Company shall not be deemed a partnership or joint venture for any other purpose.

2.2.       Name. The name of the Company is “Environmental Alternative Fuels, LLC” or such other name or names as the Managing Members may from time to time designate; provided, that the name shall always contain he words “Limited Liability Company”, “LLC” or “L.L.C.”

2.3.       Registered Office; Agent. The Company shall maintain a registered office in the State of Delaware at c/o The Corporation Trust Company, 1209 Orange Street, City of Wilmington, Delaware 19801 or at such other place within Delaware as an authorized officer of the Company may designate. The name and address of the Company’s registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, City of Wilmington, Delaware 19801 or such other agent as an authorized officer of the Company may from time to time designate.

2.4.       Term. The term of existence of the Company shall be perpetual from the date the Certificate of Formation was filed with the Secretary of State of Delaware, unless the Company is dissolved in accordance with the provisions of this Agreement.

2.5.       Purposes and Powers. The purposes and character of the business of the Company shall be to transact any or all lawful business for which limited liability companies may be organized under the Delaware Act. The Company shall have any and all powers which are necessary or desirable to carry out the purposes and business of the Company, including the ability to incur and guaranty indebtedness, to the extent the same may be legally exercised by limited liability companies under the Delaware Act. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized under the laws of the State of Delaware.

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ARTICLE III
Management of the Company

3.1.       Managing Members.

(a)        Establishment. Cuzick and Damon Cuzick shall each be the initial Managing Members of the Company (the “Managing Members”). The Managing Members shall each have the power to act for or on behalf of, or to bind the Company (including as a result of being a “manager” (as that term is defined in the Delaware Act) of the Company as further provided in this Section 3.1. In the event of the resignation, death or disability of either Cuzick and/or Damon Cuzick, a majority of the Voting Units shall appoint a successor Managing Member.

(b)       Powers. The business and affairs of the Company shall be managed by or under the direction of the Managing Members. All actions outside of the ordinary course of business of the Company to be taken by or on behalf of the Company shall require the approval of a Managing Member.

3.2.       Managing Member Action - Matters Requiring Member Approval. The following matters may not be determined by a Managing Member except with the approval of a majority of the Voting Units:

(a)       Adopting resolutions with respect to the sale of the Company’s assets;

(b)       Approving the entry of the Company into transactions with Members or any related persons or Affiliates;

(c)       Approve any sale of a majority of the Units of the Company to any Person or any merger or consolidation of the Company with or into any Person;

(d)       Liquidate, wind up or sell all or substantially all of its assets (on a consolidated basis);

(e)        effect a recapitalization or reorganization of the Company in any form of transaction or reclassify any of its outstanding equity securities; or

(f)        incur any indebtedness for borrowed money.

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3.3.       Officers.

(a)       Appointment of Officers. The Managing Members (or either of them) shall appoint individuals as officers (“officers”) of the Company, which may include a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and such other officers (such as a Chief Operating Officer, a Treasurer or any number of Vice Presidents) as a Managing Member deems advisable. No officer need be a Member. An individual may be appointed to more than one office. Each officer of the Company shall be a “manager” (as that term is used in the Delaware Act) of the Company, but, notwithstanding the foregoing, no officer of the Company shall have any rights or powers beyond the rights and powers granted to such officer in this Agreement. The initial officers of the Company are listed on Schedule B hereto.

3.4.       Performance of Duties; Liability of Managing Members and Officers. In performing his or her duties, each of the Managing Members and the officers shall be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports, or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, profits or losses of the Company or any facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid), of the following other Persons or groups: (A) one or more officers or employees of the Company; (B) any attorney, independent accountant, or other Person employed or engaged by the Company; or (C) any other Person who has been selected with reasonable care by or on behalf of the Company, in each case as to matters which such relying Person reasonably believes to be within such other Person’s professional or expert competence. The preceding sentence shall in no way limit any Person’s right to rely on information to the extent provided in Section 18-406 of the Delaware Act. No individual who is a Managing Member or an officer of the Company, or any combination of the foregoing, shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise, solely by reason of being a Managing Member or an officer of the Company or any combination of the foregoing.

3.5.       Indemnification. Notwithstanding Section 3.4, the Managing Members and officers shall not be liable, responsible or accountable for damages or otherwise to the Company, or to the Members, and, to the fullest extent allowed by law, each Managing Member and each officer shall be indemnified and held harmless by the Company, including advancement of reasonable attorneys’ fees and other expenses from and against all claims, liabilities, and expenses arising out of any management of Company affairs; provided that (A) such Managing Member’s or officer’s course of conduct was pursued in good faith and believed by him to be in the best interests of the Company and was reasonably believed by him to be within the scope of authority conferred on such Managing Member or officer pursuant to this Agreement and (B) such course of conduct did not constitute gross negligence, willful misconduct or fraud on the part of such Managing Member or officer and otherwise was in accordance with the terms of this Agreement. The rights of indemnification provided in this Section 3.5 are intended to provide indemnification of the Managing Members and the officers to the fullest extent permitted by the GCL regarding a company’s indemnification of its Managing Members and officers and will be in addition to any rights to which the Managing Members or officers may otherwise be entitled by contract or as a matter of law and shall extend to his heirs, personal representatives and assigns. The absence of any express provision for indemnification herein shall not limit any right of indemnification existing independently of this Section 3.5. Each Managing Member’s and each officer’s right to indemnification pursuant to this Section 3.5 may be conditioned upon the delivery by such Managing Members or such officer of a written undertaking to repay such amount if such individual is determined pursuant to this Section 3.5 or adjudicated to be ineligible for indemnification, which undertaking shall be an unlimited general obligation.

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ARTICLE IV
Members; Voting Rights

4.1.       Meetings of Members.

(a)       Generally. Meetings of the Members may be called by (i) a Managing Member or (ii) by a Member or Members holding more than 25% of the then outstanding votes attributable to the then outstanding Voting Units. Only Members who hold Voting Units shall have the right to attend meetings of the Member. All meetings of the Members shall be held telephonically or at the principal office of the Company or at such other place within or without the State of Delaware as may be determined by the Managing Member or Member(s) calling the meeting and set forth in the respective notice or waivers of notice of such meeting. A record shall be maintained by the Company of each meeting of the Members.

(b)       Notice of Meetings of Members. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting of the Members, describing the purposes for which the meeting is called shall be delivered not fewer than ten days, but not more than sixty days, before the date of the meeting, either personally or by any written method by which it is reasonable to expect that the Members would receive such notice not later than the business day prior to the date of the meeting, to each holder of Voting Units (with a copy to the Secretary of the Company), by or at the direction of the Member(s) calling the meeting or the Managing Member(s), as the case may be. Such notice may, but need not, specify the purpose or purposes of such meeting and may, but need not, limit the business to be conducted at such meeting to such purpose(s). Attendance of a Member at any meeting shall constitute a waiver of notice of such meeting, except where a Member attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(c)       Quorum. Except as otherwise provided herein or by applicable law, at any time, a Majority in Voting Interest, represented in person or by proxy, shall constitute a quorum of Members for purposes of conducting business. Once a quorum is present at the meeting of the Members, the subsequent withdrawal from the meeting of any Member prior to adjournment or the refusal of any Member to vote shall not affect the presence of a quorum at the meeting. If, however, such quorum shall not be present at any meeting of the Members, the Members entitled to vote at such meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until Members which own a Majority in Voting Interest shall be present or represented. Except as otherwise required by applicable law, resolutions of the Members at any meeting of Members shall be adopted by the affirmative vote of a majority of the Voting Units represented and entitled to vote at such meeting at which a quorum is present.

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(d)       Actions Without a Meeting. Unless otherwise prohibited by law, any action to be taken at a meeting of the Members may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by a Member or Members holding not less than a Majority in Voting Interest. A record shall be maintained by the Company of each such action taken by written consent of a Member or Members.

4.2.       Voting Rights. Except as specifically provided herein or otherwise required by applicable law, for all purposes hereunder, including for purposes of Article III hereof, each Member shall be entitled to one vote per Voting Unit held by such Member. A Member which owns Voting Units may vote or be present at a meeting either in person or by proxy.

4.3.       Registered Members. The Company shall be entitled to treat the owner of record of any Units as the owner in fact of such Unit for all purposes, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such Unit on the part of any other person, whether or not it shall have express or other notice of such claim or interest, except as expressly provided by this Agreement or the laws of the State of Delaware.

4.4.      Limitation of Liability. No Member will be obligated personally for any debt, obligation or liability of the Company or of any of its subsidiaries or other Members by reason of being a Member, whether arising in contract, tort or otherwise. Except as otherwise provided in the Delaware Act, by law or expressly in this Agreement, no Member will have any fiduciary or other duty to another Member with respect to the business and affairs of the Company or of any of its subsidiaries. No Member will have any responsibility to contribute to or in respect of the liabilities or obligations of the Company or of any of its subsidiaries or return distributions made by the Company.

4.5.      Withdrawal; Resignation. A Member shall not cease to be a Member as a result of the bankruptcy of such Member or as a result of any other events specified in § 18-304 of the Delaware Act. So long as a Member continues to own or hold any Units, such Member shall not have the ability to resign as a Member prior to the dissolution and winding up of the Company and any such resignation or attempted resignation by a Member prior to the dissolution or winding up of the Company shall be null and void. As soon as any Person who is a Member ceases to own or hold any Units, such Person shall no longer be a Member.

4.6.       Death of a Member. The death of any Member shall not cause the dissolution of the Company. In such event the Company and its business shall be continued by the remaining Member or Members and the Units owned by the deceased Member shall automatically be transferred to such Member’s heirs (provided that, within a reasonable time after such transfer, the applicable heirs shall sign a joinder to this Agreement).

4.7.       Authority. No Member, in its capacity as a Member, shall have the power to act for or on behalf of, or to bind the Company.

4.8.       Outside Activities. Subject to this Agreement and subject to the terms of any written agreement by any Member to the contrary (including any consulting or other agreements with Accubuilt), a Member may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities which compete with the Company, and no Member (unless such Member is an employee of the Company or one of its subsidiaries) shall have any duty or obligation to bring any “corporate opportunity” to the Company. Subject to the terms of any written agreement by any Member to the contrary, neither the Company nor any other Member shall have any rights by virtue of this Agreement in any business interests or activities of any Member.

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ARTICLE V
Units; Membership

5.1.       Units Generally. The Membership Interests of the Members shall be represented by issued and outstanding Units. The Members of the Company as of the date hereof are as be listed on the Schedule of Members attached hereto and such schedule shall be amended from time to time by the Company, among other reasons, to reflect the admission of additional Members pursuant to this Agreement, a copy of which as of the execution of this Agreement is attached hereto as Schedule A. The Company hereby grants to each of the Members the Units listed on Schedule A hereto.

Transfers of Units. A Member may not Transfer any Unit (except to his or its Affiliates) unless such Member has received the prior written consent of a Majority in Voting Interest. Any attempted Transfer in contravention of this Section 5.2 shall be null and void, and the Company shall not record such Transfer on its books or treat any such purported Transferee of such Units as the owner thereof for any purpose.

5.2.       Representations and Warranties of each Member.

(a)        Such Member is authorized, empowered and qualified to execute this Agreement and to make an investment in the Company as herein contemplated. This Agreement is valid, binding and enforceable against such Member in accordance with its terms.

(b)       Such Member is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act.

(c)        Such Member understands that the Units issued to such Member hereunder have not been, and will not be, registered under the Securities Act or any state securities laws, and are being offered and sold in reliance upon federal and state exemptions from registrations for transactions not involving any public offering. Such Member recognizes that reliance upon such exemptions is based in part upon the representations and warranties of such Member contained in this Section 5.3. Such Member represents and warrants that the Units issued to such Member will be acquired by such Member solely for the account of such Member, for investment purposes only and not with a view to the distribution thereof in violation of federal or state securities laws.

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ARTICLE VI
Capital Contributions and Capital Accounts

6.1.       Capital Contributions.

(a)       No Member shall make or be required to make any additional contributions to the Company with respect to such Member’s Units. Except as expressly provided herein, no Member, in its capacity as a Member, shall have the right to receive any cash or any other property of the Company.

(b)       In the event that Capital Contributions are made to the Company, the Company shall maintain a separate capital account for each Member in accordance with applicable tax law as determined by the Managing Member(s). Loans by Members to the Company shall not be considered Capital Contributions.

ARTICLE VII
Distributions

7.1.       Generally.

(a)        Subject to annual distributions for income taxes to the Members, the Managing Member(s) shall have sole discretion regarding the amounts and timing of distributions to Members, in each case subject to the retention and establishment of reserves of, or payment to third parties of, such funds as deemed necessary with respect to the reasonable business needs of the Company which shall include the payment or the making of provision for the payment when due of the Company’s obligations, including the payment of any management or administrative fees and expenses or any other obligations. Subject to any return of capital, distributions shall be made in accordance with the number of Units of the Members.

(b)       Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any distribution to Members if such distribution would violate Section 18-607 of the Delaware Act or other applicable law.

7.2.       Indemnification and Reimbursement for Payments on Behalf of a Member. Except as otherwise provided in this Agreement, if the Company is required by law (as determined by the Tax Matters Partner based on the advice of legal or tax counsel to the Company) to make any payment on behalf of a Member in its capacity as such (including in respect of withholding taxes, personal property taxes, and unincorporated business taxes, etc.), then such Member (the “Indemnifying Member”) will indemnify the Company in full for the entire amount paid, including interest, penalties and expenses associated with such payment. At the option of any Managing Member, the amount to be indemnified may be charged against a Capital Account of the Indemnifying Member, and, at the option of a Managing Member, either:

(a)        promptly upon notification of an obligation to indemnify the Company, the Indemnifying Member will make a cash payment to the Company in an amount equal to the full amount to be indemnified (and the amount paid will be added to the Indemnifying Member’s Capital Account but will not be deemed to be a Capital Contribution), or

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(b)       the Company will reduce distributions which would otherwise be made to the Indemnifying Member until the Company has recovered the amount to be indemnified (and the amount of such reduction will be deemed to have been distributed for all purposes, but such deemed distribution will not further reduce the Indemnifying Member’s Capital Account).

A Member’s obligation to make contributions to the Company under this Section 7.2 will survive the termination, dissolution, liquidation and winding up of the Company, and for purposes of this Section 7.2, the Company will be treated as continuing in existence. The Company may pursue and enforce all rights and remedies it may have against each Member under this Section 7.2, including instituting a lawsuit to collect such contribution with interest calculated at a rate equal to the Company’s and its subsidiaries’ effective cost of borrowed funds.

ARTICLE VIII
Elections and Reports

8.1.       Generally. The Company will keep appropriate books and records with respect to the Company’s business, including all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to Section 8.3.

8.2.       Tax Status. The Members intend that the Company be treated as a partnership for federal, state and local income tax purposes and the Company and each Member shall file all tax returns on the basis consistent therewith.

8.3.       Reports. The Company will use reasonable best efforts to deliver or cause to be delivered, by March 15 of each year, to each person who was a Member at any time during the previous Taxable Year, all information (including a Schedule K-1) reasonably necessary for the preparation of such person’s United States federal income tax returns and any state, local and foreign income tax returns which such person is required to file as a result of the Company being engaged in a trade or business within such state, local or foreign jurisdiction, including a statement showing such person’s share of income, gains, losses, deductions and credits for such year for United States federal income tax purposes (and, if applicable, state, local or foreign income tax purposes).

8.4.       Tax Elections. The Tax Matters Partner will determine whether to make or revoke any available election pursuant to the Code; provided, however, that to the extent any such election could reasonably be expected to adversely affect any Member, such election shall only be made with the consent of such Member (which consent shall not be unreasonably withheld, conditioned or delayed). Each Member will, upon request, supply the information necessary to give proper effect to any such election.

8.5.       Tax Controversies. A Majority in Voting Interest shall designate the “Tax Matters Partner” (as such term is defined in Code Section 6231) for the Company. The Tax Matters Partner is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith; provided that the Tax Matters Partner may be replaced by action of a Majority in Voting Interest. Each Member agrees to cooperate with the Tax Matters Partner and to do or refrain from doing any or all things reasonably requested by the Tax Matters Partner with respect to the conduct of such proceedings. Subject to the foregoing proviso, the Tax Matters Partner will have sole discretion to determine whether the Company (either in its own behalf or on behalf of the Members) will contest or continue to contest any tax deficiencies assessed or proposed to be assessed by any taxing authority. Notwithstanding anything to the contrary in this Section 8.5, the Tax Matters Partner (x) shall provide each Member with prompt notice of any tax proceeding and (y) shall not bind any Member to any settlement that could reasonably be expected to adversely impact such Member without the prior consent of such Member (which consent shall not be unreasonably withheld, conditioned or delayed). Any deficiency for taxes imposed on any Member (including penalties, additions to tax or interest imposed with respect to such taxes) will be paid by such Member, and if required to be paid (and actually paid) by the Company, will be recoverable from such Member as provided in Section 7.2.

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8.6.       Waiver of Section 18-305 of the Delaware Act. Except as expressly set forth herein, each Member hereby irrevocably waives any and all rights that such Member may have to receive information from the Company pursuant to Section 18-305 of the Delaware Act.

ARTICLE IX
Dissolution and Liquidation

9.1.       Dissolution. The Company shall be dissolved and its affairs wound up only upon the happening of any of the following events:

(a)       Upon the election to dissolve the Company by action of a Majority in Voting Interest; or

(b)       The entry of a decree of judicial dissolution under § 18-802 of the Delaware Act; provided, that, notwithstanding anything contained herein to the contrary, no Member shall make an application for the dissolution of the Company pursuant to § 18-802 of the Delaware Act without the unanimous approval of the Members.

Dissolution of the Company shall be effective on the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until the winding up of the Company has been completed, the assets of the Company have been distributed and the Certificate shall have been canceled.

ARTICLE X
Miscellaneous Provisions

10.1.     Notices.

(a)        All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or mailed by internationally recognized overnight courier prepaid, to (i) any Member, at such Member’s address set forth on the Members Schedule, and (ii) the Company, to the Company’s Chief Executive Officer and Secretary at the Company’s principal place of business (or in any case to such other address as the addressee may from time to time designate in writing to the sender).

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(b)       All such notices, requests and other communications will (i) if delivered personally to the address as provide in Section 10.1(a) be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided for in Section 10.1(a), be deemed given upon facsimile confirmation and (iii) if delivered by overnight courier to the address as provided in Section 10.1(a), be deemed given on the earlier of the first business day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice is to be delivered pursuant to this Section 10.1).

10.2.     Governing Law. All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement and the schedules to this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, and specifically the Delaware Act, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

10.3.     No Action for Partition. No Member shall have any right to maintain any action for partition with respect to the property of the Company.

10.4.     Headings and Sections. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision of this Agreement. Unless the context requires otherwise, all references in this Agreement to Sections, Articles or Schedules shall be deemed to mean and refer to Sections, Articles or Schedules of or to this Agreement.

10.5.     Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, the Certificate and this Agreement may be amended, modified, waived or restated only upon the written consent of a Majority in Voting Interest; and any such amendment, modification, waiver or restatement to which such written consent is obtained will be binding upon the Company and each Member.

10.6.     Number and Gender. Where the context so indicates, the masculine shall include the feminine, the neuter shall include the masculine and feminine, and the singular shall include the plural.

10.7.     Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

10.8.     Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The Members agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

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10.9.     Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

10.10.   No Strict Construction. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties to this Agreement, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

10.11.  Entire Agreement and Incorporation by Reference. Except as otherwise expressly set forth in this Agreement, this Agreement and the other agreements referred to in this Agreement embody the complete agreement and understanding among the parties to this Agreement with respect to the subject matter of this Agreement and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter of this Agreement in any way.

10.12.  Parties in Interest. Nothing herein shall be construed to be to the benefit of or enforceable by any third party including, but not limited to, any creditor of the Company.

10.13.  Binding Effect. Except as otherwise provided to the contrary in this Agreement, this Agreement shall be binding upon and inure to the benefit of the Members, their distributees, heirs, legal representatives, executors, administrators, successors and permitted assigns.

10.14.   Counterparts; Facsimile. This Agreement may be executed in multiple counterparts (and may be transmitted via facsimile), each of which shall be deemed to be an original and shall be binding upon the Member who executed the same, but all of such counterparts shall constitute the same agreement.

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IN WITNESS WHEREOF, the undersigned, have executed this Limited Liability Company Agreement of Environmental Alternative Fuels, LLC as of the date first written above.

/s/ Danny Cuzick
Danny Cuzick

/s/ Damon Cuzick
Damon Cuzick

/s/ Theril Lund
Theril Lund

/s/ Thomas Kiley
Thomas Kiley

13

Schedule A

Environmental Alternative Fuels, LLC Members Schedule
(as of May 2, 2012)

Members	Member Units	Total Capital Contributions
Danny Cuzick	500	$
Damon Cuzick	200	$
Theril Lund	200	$
Thomas Kiley	100	$
Total	1,000	$

Schedule B

Environmental Alternative Fuels, LLC

Officers List

Name	Title
Danny Cuzick	President & Chief Executive Officer
Damon Cuzick	General Manager & Chief Operating Officer
Theril Lund	Chief Financial Officer
Thomas Kiley	Chief Information Officer